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                                                                 Exhibit 10.3(e)


                  COVENANT NOT TO COMPETE OR SOLICIT BUSINESS

Modem Media. Poppe Tyson, Inc. ("Company") and John Nardone ("Execuitve") enter into this Covenant Not To Compete or Solicit Business ("Covenant") as December 31,1998.

WHEREAS, Company and Executive are parties to an Employment Agreement;

NOW, THEREFORE, in further consideration of the promises and mutual covenants contained in the Employment Agreement, Executive covenants and agrees as follows:

1. Covenant Not To Compete. Executive covenants that during the period commencing on the Effective Date of the Employment Agreement and ending 12 months after the later of (i) the termination of Executive's Employment with Company or (ii) the end of any severance payment or other salary continuation period (the "Non-Compete Period"), either individually or in partnership or jointly or in conjunction with any person or persons, firm, association, syndicate, company, contractor, corporation or organization of any kind, as principal, agent, trustee, shareholder, employee or consultant, or in any other manner whatsoever, whether directly or indirectly, he shall not render or assist others in rendering services to or for any person or persons, firm, association, syndicate, company or corporation, that is engaged in any business substantially similar to any part of:


(a) advertising, media or direct marketing services delivered through the Internet or corporate intranets or digital communications services dedicated to marketing purposes that competes directly or indirectly with Company's business strategy during the two-year period immediately preceding the date employment is terminated;

(b) any other advertising, media or direct marketing services delivered through the Internet or corporate intranets, digital communications services dedicated to marketing purposes for which Company or its affiliates has, as of the termination of such Employee's employment, formulated plans, of which Executive is aware, to commence carrying on within I year after the date employment is terminated; or

(c) any advertising, media or direct marketing services delivered through the Internet or corporate intranets, digital communications services dedicated to marketing purposes solicited by Company or its affiliates with respect to clients or potential clients of Company or its affiliates.

Without limiting the foregoing, nothing herein shall prohibit Executive from being a passive owner of not more than 5% of the outstanding stock of any class of a corporation or other entity which is publicly traded, so long as Executive has no active participation in the business of such corporation or other entity.

2. Covenant Not To Solicit. Executive covenants and agrees that he will not, and will not attempt to, at any time during the Non-Compete Period, directly or indirectly, induce or assist in the inducement of:
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(i)  any employee or consultant of Company away from Company or its Affiliates or from the faithful discharge of such employee's or consultant's contractual and fiduciary obligations to serve Company's or its Affiliates' interest; or
(ii) any "Client" of Company or its Affiliates away from Company or its Affiliates.

As used in this Covenant, "Client" shall mean those persons, firms, corporations or other entities (a) who are current clients of Company or its Affiliates, (b) who are active new business contacts (as defined by written or oral proposals or contemplation of proposals between company or its affiliates), as is applicable, during the Non-Compete Period or (c) who are strategic new business prospects of the Company or its Affiliates, which list of prospects will be defined at the time of Executive's departure and will be limited to no more than 12 companies.

3. Non Interference. Executive covenants and agrees that he will not at any time during the Non Competition/Non-Solicitation Period, directly or indirectly, seek to cause the termination or any change in the terms of any relationships between Company or its affiliates and any supplier or vendor or prospective supplier or vendor of Company or its affiliates; provided, however, that Executive shall not be precluded from utilizing any supplier or vendor.


4. Remedies. If Executive violates any of the terms of this Covenant, Company or any of its affiliates shall be entitled to all appropriate remedies, including an interim, interlocutory or permanent injunction or restraining order to be issued by any competent court enjoining and restraining Executive from such wrongful acts. It is further agreed that Company or any of its affiliates would be irreparably damaged by Executive's breach of any provision of this Covenant, that damages for such a breach are not easily calculated, and that any remedy at law would be inadequate. Therefore, Company and any of its affiliates shall be entitled to seek and obtain injunctive or other equitable relief against Executive, his agents, assigns or successor for a breach of this Covenant and without the necessity of proving actual monetary loss. It is expressly understood between the parties that this injunctive or equitable relief shall not be Company's or any of its affiliates' exclusive remedy for breach of this Covenant.

Should any litigation be commenced concerning any provision of this Covenant, the prevailing party shall be entitled, in addition to such other relief as may be granted, to its attorneys' fees and costs incurred by reason of such litigation.

5. Legal Enforceability. Any provision of this Covenant which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

6. Governing Law. This Covenant shall be governed by and construed in accordance with the internal laws as opposed to the conflicts of law provisions) of the State of Connecticut.

7. Entire Agreement; Amendment. This Covenant and the Employment Agreement constitute the entire agreement between Company and Executive with respect to the subject matter hereof. This Covenant supersedes any prior agreement made between the parties. The parties may not amend this Covenant except by written instrument signed by each party hereto and approved by C.E.O. of the Company.

8. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered and received when delivered personally (which shall be deemed to include delivery via express courier such as Federal Express) or three days after having been sent by registered or
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certified mail or upon receipt when sent by facsimile (but only if receipt is confirmed by the addressee by a return facsimile signed by the addressee) addressed as follows:

     If to Company, to:

     Modem Media. Poppe Tyson
     228 Saugatuck Avenue
     Westport, CT 06880
     Attention: G. M. O'Connell, Chairman and CEO

     If to Executive, to:

     John Nardone
     9 Saddle Hill Lane
     Stamford, CT 06903

9. Successors and Assigns. Executive acknowledges that his obligations hereunder are unique and personal. Accordingly, Executive may not assign any of his rights or delegate any of his duties or obligations under this Covenant. Company may assign its rights, duties or obligations under this Covenant to any person with whom it has merged or consolidated, or to whom it has transferred all, or substantially all, of its assets.

This Covenant shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns. Nothing in this Covenant, express or implied, is intended or shall be construed to confer upon any person other than the parties and their respective successors and assigns permitted by this Covenant any right, remedy or claim under, or by reason of, this Covenant.

10. Waiver. No provisions of this Covenant shall be deemed to be waived as a result of the failure of Company or its affiliates or Executive to require the performance of any term or condition of this Covenant or by other course of conduct. To be effective, a waiver must be in writing, signed by all of the parties hereto and approved by the Board of Directors or the Compensation Committee of the Board of Directors of Company and state specifically that it is intended to constitute a waiver of a term or breach of this Covenant. The waiver by Company or its Affiliates or Executive of any term or breach of this Covenant shall not prevent a subsequent enforcement of such term or any other term and shall not be deemed to a waiver of any subsequent breach.

EXECUTIVE ACKNOWLEDGES THAT HE HAS READ, UNDERSTOOD AND ACCEPTS THE PROVISIONS OF THIS COVENANT. HE ALSO ACKNOWLEDGES THAT HE HAS HAD THE OPPORTUNITY TO AND HAS REVIEWED THE TERMS AND CONDITIONS OF THIS COVENANT WITH COUNSEL.

IN WITNESS WHEREOF, the parties hereto have executed this Covenant as of the date first written above.


     Modem Media. Poppe Tyson, Inc.          John Nardone

     By:/s/  Robert C. Allen                 /s/ John Nardone

     Position: President